As filed with the Securities and Exchange Commission on June 26, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERNUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2590184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9715 Key West Avenue, Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Fourth Amended and Restated 2012 Equity Incentive Plan

Third Amended and Restated 2012 Employee Stock Purchase Plan

(Full title of the plan)

Jack A. Khattar

President and Chief Executive Officer

Supernus Pharmaceuticals, Inc.

9715 Key West Avenue

Rockville, Maryland 20850

(301) 838-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

Mark I. Gruhin, Esquire

Saul Ewing LLP

1919 Pennsylvania Avenue, N.W.

Suite 550

Washington, DC 20006-3434

(202) 342-3444

See next page for calculation of registration fee.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(5)
Fourth Amended and Restated 2012 Equity Incentive Plan - Common Stock, $0.001 par value per share.	3,000,000 shares	(2)	$23.56 per share	(3)	$70,680,000	(3)	$9,174.26
Third Amended and Restated 2012 Employee Stock Purchase Plan - Common Stock, $0.001 par value per share.	1,000,000 shares	(4)	$23.56 per share	(3)	$23,560,000	(3)	$3,058.09
TOTALS	4,000,000 shares				$94,240,000		$12,232.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares or similar transactions.
(2)	Includes shares of Common Stock issuable upon exercise of options that have not yet been granted as of the date of this Registration Statement under the Fourth Amended and Restated 2012 Equity Incentive Plan.
(3)	Estimated pursuant to Rule 457(c) and (h) solely for the purposes of calculating the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on June 25, 2020.
(4)	Covers an aggregate of 1,000,000 shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s Third Amended and Restated 2012 Employee Stock Purchase Plan.
(5)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.0001298.

EXPLANATORY NOTE

This Registration Statement is being filed in order to effect the registration of (i) an additional 3,000,000 shares of Common Stock of Supernus Pharmaceuticals, Inc. (the “Registrant”) under the Registrant’s Fourth Amended and Restated 2012 Equity Incentive Plan (the “Equity Plan”) and (ii) an additional 1,000,000 shares of Common Stock under the Registrant’s Third Amended and Restated 2012 Employee Stock Purchase Plan (the “Purchase Plan”). Following the registration of these additional shares, we will have registered an aggregate of 11,000,000 shares of Common Stock to be issued under the Equity Plan and 1,700,000 shares of Common Stock to be issued under the Purchase Plan. The Company previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on (i) May 17, 2012 (File No. 333-181479) to register 2,500,000 shares initially authorized for issuance under the Equity Plan and 250,000 shares initially authorized under the Purchase Plan, (ii) December 18, 2014 (File No. 333-201049) to register an additional 1,500,000 shares for issuance under the Equity Plan and 250,000 shares for issuance under the Purchase Plan, and (iii) February 17, 2017 (File No. 333-216135) to register an additional 4,000,000 shares for issuance under the Equity Plan and 200,000 shares for issuance under the Purchase Plan. Pursuant to General Instruction E to Form S-8, the contents of the foregoing earlier registration statements on Form S-8 concerning the Equity Plan and the Purchase Plan filed with the Commission are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS.

The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

Exhibit Number	Description

4.1	Fourth Amended and Restated 2012 Equity Incentive Plan (previously filed as Appendix A to the Registrant’s Proxy Statement dated April 24, 2020 relating to the Registrant’s 2020 Annual Meeting of Stockholders, incorporated herein by reference).

4.2	Third Amended and Restated 2012 Employee Stock Purchase Plan (previously filed as Appendix B to the Registrant’s Proxy Statement dated April 24, 2020 relating to the Registrant’s 2020 Annual Meeting of Stockholders, incorporated herein by reference).

5.1	Opinion of Saul Ewing Arnstein & Lehr LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Saul Ewing Arnstein & Lehr LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 26, 2020.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name: Jack A. Khattar
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Jack A. Khattar and Gregory S. Patrick, and each of them, with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jack A. Khattar Jack A. Khattar	President and Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2020

/s/ Gregory S. Patrick Gregory S. Patrick	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2020

/s/ Charles W. Newhall, III Charles W. Newhall, III	Director and Chairman of the Board	June 26, 2020

/s/ Carrolee Barlow, M.D., Ph.D. Carrolee Barlow	Director	June 26, 2020

/s/ Georges Gemayel, Ph.D. Georges Gemayel	Director	June 26, 2020

/s/ Frederick M. Hudson Frederick M. Hudson	Director	June 26, 2020

/s/ John M. Siebert, Ph.D. John M. Siebert, Ph.D.	Director	June 26, 2020

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amended and Restated 2012 Equity Incentive Plan (previously filed as Appendix A to the Registrant’s Proxy Statement dated April 24, 2020 relating to the Registrant’s 2020 Annual Meeting of Stockholders, incorporated herein by reference).

4.2	Third Amended and Restated 2012 Employee Stock Purchase Plan (previously filed as Appendix B to the Registrant’s Proxy Statement dated April 24, 2020 relating to the Registrant’s 2020 Annual Meeting of Stockholders, incorporated herein by reference).

5.1	Opinion of Saul Ewing Arnstein & Lehr LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Saul Ewing Arnstein & Lehr LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).